UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 16, 2025, Super Micro Computer, Inc. (the “Company”) entered into a Receivables Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), by and among, the Company, as seller and guarantor, MUFG Bank, Ltd. (“MUFG”), Crédit Agricole Corporate and Investment Bank, and certain other entities from time to time party thereto as purchasers (the “Purchasers”), and MUFG as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the Receivables Purchase Agreement, the Company may, subject to the terms and conditions set out therein, sell certain of its accounts receivable and related rights to the Purchasers (the “Purchased Receivables”). The Receivables Purchase Agreement provides for an uncommitted facility with an initial aggregate facility limit of $1,790,000,000. The Purchasers may elect in their sole direction to purchase eligible accounts receivable offered by the Company under the Receivables Purchase Agreement at the applicable purchase price. The purchase price for any purchased receivable will be the net invoice amount of the purchased receivable, minus the applicable discount, which is set at Term SOFR (as defined in the Receivables Purchase Agreement) plus a specified discount assigned to each account debtor in the range of 1.15% - 2.80%, and calculated on the basis of a specified discount period. In the event the purchase of such Purchased Receivables is not characterized as a sale, the Company will be deemed to have granted a security interest in such Purchased Receivables and the proceeds thereof in favor of the Purchasers.

Either the Company, the Administrative Agent, or the Required Purchasers (as defined in the Receivables Purchase Agreement) have the right to terminate the Receivables Purchase Agreement with 30 days’ prior written notice to the other party, or, if a Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and be continuing, the Receivables Purchase Agreement may be terminated by the Administrative Agent or the Required Purchasers immediately upon written notice to the Company.

The foregoing description of the Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1†
Receivables Purchase Agreement, dated as of July 16, 2025, by and among Super Micro Computer, Inc., MUFG Bank, Ltd., Crédit Agricole Corporate and Investment Bank, and certain other entities from time to time party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Schedules and exhibits to the agreement have been omitted pursuant to Regulation S-K Item 601(a)(5). A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: July 21, 2025	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)